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                                                                  Exhibit 21


                                Subsidiaries
                                ------------


Registrant:  Angelica Corporation, State of Incorporation:  Missouri


                                                                              Percentage
                                                                              of Voting
                                                                              Securities
                                                State of                      Owned by
      Name                                      Incorporation                 Registrant
      ----                                      -------------                 ----------

Angelica Realty Co.                       California                          100%
Angelica Healthcare Services
  Group, Inc.                             California                          100%
Angelica International Ltd.               Federal Corporation, Canada         100%
Angelica Healthcare Services
  Group, Inc.                             New York                            100%
Southern Service Company                  California                          100%
Industrias Textiles El Curu               Costa Rica                          100%
Angelica Holdings Limited<F*>             United Kingdom                      100%

Retail operations of the Registrant include a chain of 269 retail uniform specialty shops operating under the umbrella name of "Life Uniform and Shoe Shops." Generally, all shops operating in a specific state form one company incorporated under the laws of that state. Included in the above number are 20 shops located in three states operating under the name Z & H Uniforms, Inc. These form one company incorporated in Pennsylvania. All such corporations (38) are wholly-owned subsidiaries of the Registrant.

[FN]
<F*>Parent Company of Angelica International Limited, incorporated under the laws of the United Kingdom, all of whose voting securities are owned by Angelica Holdings Limited.

All of the above subsidiaries are included in the consolidated financial statements filed herewith.